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                     AGREEMENT FOR PURCHASE AND SALE OF ASSETS

                                      BETWEEN

          INNOVATIVE PHYSICIAN SERVICES, INC. (DBA DIAGNOSTIC MONITORING),

                                        AND

                               BIOSENSOR CORPORATION



                              DATED DECEMBER 31, 1998

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Schedule 1.1.6           Records Transferred
Schedule 2.1             Assumed Liabilities
Schedule 4.3(i)          Real Property
Schedule 4.3(ii)         Executory Contracts
Schedule 4.3(iii)        Intangible Property Rights
Schedule 4.3(iv)         Permits
Schedule 4.3(v)          Contracts, Agreements, Leases Requiring Consent
Schedule 4.3(vi)         Personal Property
Schedule 4.3(vii)        Inventory
Schedule 4.3(viii)       Accounts Receivable
Schedule 4.3(ix)         Accounts Payable and Accrued Expenses
Schedule 4.3(x)          Equipment
Schedule 4.13            Environmental Matters
Schedule 5.5             Capitalization





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                LIST OF EXHIBITS


Exhibit A                           Condensed Balance Sheet

                    AGREEMENT FOR THE PURCHASE AND SALE OF ASSETS


     This Agreement for Purchase and Sale of Assets is made December 31, 1998 by and between Innovative Physician Services, Inc. (DBA Diagnostic Monitoring), a Nevada corporation ("Seller"), and Biosensor Corporation, a Minnesota corporation ("Purchaser").

                                      RECITALS:

     A. Seller desires to sell to Purchaser, and Purchaser desires to purchase from Seller, on the terms and subject to the conditions set forth in this Agreement, a product line (collectively, the "Product Line") consisting of certain assets and operations conducted on the date hereof by Seller under the name "Diagnostic Monitoring" (including, without limitation, the distribution of certain medical monitoring devices).


     NOW, THEREFORE, in consideration of the premises, the respective covenants and commitments of Seller and Purchaser set forth in this Agreement, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

     1.0.  PURCHASE AND SALE OF ASSETS

     1.1   ASSETS:   In reliance on the representations, warranties and
     covenants contained in this Agreement, on the Closing Date, but with effect as and from 11:59:00 p.m. local time in Columbia, S.C. on December 31, 1998, Seller shall sell, assign, deliver and transfer to Purchaser, and Purchaser agrees to purchase and acquire from Seller, free and clear of all Encumbrances and on the terms and subject to the conditions set forth in this Agreement, those certain assets set forth below in this Section 1.1, and including those assets identified on Schedules prepared in accordance with Section 4.3, owned by Seller and used in the manufacture and distribution of the Product Line distributed by Seller under the name Diagnostic Monitoring (the "Assets"). The parties acknowledge that the Assets totaled approximately $251,000 on November 30,1998.

     1.1.1. INVENTORIES, PURCHASE CONTRACTS; All inventories of supplies, raw materials, parts, finished goods, work-in-process, product labels and packaging materials, all third party manufacturers' warranties applicable to the inventories, all orders or contracts for the purchase of inventories, raw materials, parts, or supplies ordered by Seller in the ordinary course of business under the name Diagnostic Monitoring prior to the Closing Date;

     1.1.2. MACHINERY, TOOLING; All machinery, equipment, fixtures and other fixed assets used by Seller in manufacturing, procuring, testing or distributing the Product Line.

     1.1.3. ENGINEERING AND PRODUCTION DATA. All blueprints, drawings, forms, raw material specifications, manufacturing specifications, quality assurance specifications, engineering data, production data, development data, design data, formulae, plans, and other data owned by Seller and used in connection with the Product Line, whether such properties are located on the site at which business is being conducted or on the business premises of Seller's suppliers;

     1.1.4   EXECUTORY CONTRACTS.   To the extent assignable, all executory
     licenses, contracts, agreements, sales orders, purchase orders and commitments relating to the Product Line including, without limitation, those listed on Schedule 4.3(ii) and (v) to this Agreement, with such additions


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     and deletions as may hereafter arise in the ordinary course of business, excluding, however, all facility leases;

     1.1.5.  INTANGIBLE PROPERTY RIGHTS.   All intangible property rights used
     in connection with the Product Line, including patents, patent applications, copyrights, copyright applications, trade names (including the name "Diagnostic Monitoring" and any and all other names similar to the foregoing), trade dress, goodwill, trademarks or service marks, registered or unregistered and applications therefor, logos, processes, computer programs and software, inventions, trade secrets, discoveries, improvements, drawings, designs, patterns, know-how, manufacturing standards and procedures, computer software, data bases, product names, Web page, internet domain names and other intellectual property rights listed on Schedule 4.3 (iii) to this Agreement, with such additions and deletions as may hereafter arise in the ordinary course of business (collectively, the "Intangible Property Rights");

     1.1.6.   BOOKS AND RECORDS.   Originals (or, where appropriate, copies) of
     all books, accounting records, records and other documents and information relating to the Assets and the Product Line as specified on Schedule 1.1.6, including, without limitation, all customer, prospect, dealer and distributor lists, sales literature, inventory records, purchase orders and invoices, sales orders and sales order log books, customer information, commission records, correspondence, outstanding proposals, product data, price lists, product demonstrations, quotes and bids, catalogues and brochures of every kind and nature;

     1.1.7.  ACCOUNTS RECEIVABLE.   All accounts receivable owing to Seller on
     the Closing Date, as a result of sales of the Product Line prior to the Closing Date, listed on Schedule 4.3 (viii) to this Agreement, with such additions and deletions as may hereafter arise in the ordinary course of business (collectively, the "Accounts Receivables");

     1.1.8.   TELEPHONE LISTINGS.   Seller's current telephone listings for
     Diagnostic Monitoring and the right to use the telephone numbers currently being used at the principal offices and at any sales, warehouse, or distribution facilities of the Product Line;

     1.1.9.  PERMITS.   To the extent assignable, all permits, licenses and
     other approvals (including Food and Drug Administration approvals) relating to the Product Line as listed on Schedule 4.3(iv) to this Agreement, with such additions and deletions as may hereafter arise in the ordinary course of business;

     1.1.10.  PREPAID EXPENSES AND DEPOSITS.   All prepaid expenses and deposits
     required for the operation of the Product Line or relating to the Assets;

     1.1.11.  GOODWILL.   All goodwill associated with or attributable to the
     Product Line;

     1.1.12. CLAIMS.   All of the Seller's right, title and interest to claims
     and causes of action relating to the Assets or the Product Line;

     1.1.13.  RIGHTS.   Seller's rights under all supply agreements, customer
     agreements, licenses, and other contracts relating to Diagnostic Monitoring to which it is a party; but not including any facility leases;

     1.1.14   OTHER   All other assets that are related to or used in connection with Seller's business and that are owned by Seller, or by any affiliate of Seller.


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     1.2  EXCLUDED ASSETS:  Assets do not include any books and records of account of Seller, cash, and personal property or equipment other than those identified on Schedules 1.1.6 and 4.3(x).


     2.0  ASSUMPTION OF LIABILITIES.

     2.1 OBLIGATIONS TO BE ASSUMED BY PURCHASER. Purchaser agrees to assume and to pay, perform and discharge in accordance with their respective terms, from and after the Closing Date, each of the following obligations or commitments of Seller (the "Assumed Liabilities"):(A) trade accounts payable and accrued expenses incurred in the normal course of business and directly associated with the Product Line sold under the name Diagnostic Monitoring (excluding employment and travel expenses incurred by Victor Bravo through the Closing Date), to be agreed upon by Purchaser and Seller prior to Closing and a complete schedule of which is attached as Schedule 2.1, and (B) warranty obligations accrued in the ordinary course of business for Seller, but solely with respect to 1/0 board patient recorders which have been sold or delivered prior to the Closing Date, but only if and to the extent the same have not been paid or discharged prior to the Closing Date. The parties acknowledge that the foregoing liabilities and obligations, excluding warranty obligations, if any, referred to in (B) above, totaled approximately $110,000 as of November 30, 1998. Assets less Assumed Liabilities ("Net Book Value") shall not be less than $100,000. Any special obligations or liabilities, if any, to employees, or ex-employees of Seller are not assumed by Purchaser.

     The assumption by Purchaser of the Assumed Liabilities shall not enlarge any rights of any person under contracts or arrangements with Seller.

     Nothing contained herein shall prevent Purchaser from contesting in good faith any of the Assumed Liabilities with any third party obligee.

     3.0   PURCHASE PRICE

     The purchase price for the Assets shall equal the aggregate of (i) the Assumed Liabilities, and (ii) 1,440,000 shares of common stock of
     Purchaser (this amount represents the "Initial Purchase Price"), subject to the post closing adjustments provided in Section 3.1. On the Closing Date, Purchaser shall (I) assume the Assumed Liabilities, and (II) issue to
     Seller 1,440,000 shares of its common stock.   Seller acknowledges that
     Purchaser has proposed a one share for six reverse stock split that is pending shareholder approval, and upon approval of same the consideration hereunder shall represent 240,000 shares, all as described in Purchaser's Preliminary Proxy Statement filed with the Securities and Exchange Commission on December 4, 1998. Following the reverse stock split (A) there will be a total of approximately 3,125,000 shares of Purchaser's common stock outstanding, (B) no preferred stock issued and outstanding, and (C) options, warrants, convertible securities and other commitments for an additional ________ shares of its common stock outstanding. Seller acknowledges that the most recent price paid by new investors of Purchaser's common stock was in May of 1998, and was the equivalent of $2.08 per share (on a post-reverse stock split basis).

     3.1 POST CLOSING ADJUSTMENT. The Initial Purchase Price is based on the assumption that the Net Book Value of the Business will be at least $100,000 as of the Closing Date. Within twenty (20) days after the Closing Date, Seller shall cause to be prepared and delivered to Purchaser an unaudited list of Assets and Assumed Liabilities for the Product Line as of the close of business on the Closing Date (the "Closing Balance Sheet") and a computation of the Net Book Value of the Product Line as of the Closing Date. The Closing Balance Sheet shall be prepared in conformity with generally accepted accounting principles ("GAAP"), applied on a basis consistent with Seller's Financial Statements and shall present fairly the Assets and Assumed Liabilities of Seller as of that date; provided that there shall not be included in the Closing Balance Sheet any asset which is an Excluded Asset.

     Within ten (10) days after the delivery of the Closing Balance Sheet, Purchaser may notify Seller in writing of any objections or changes to the Closing Balance Sheet or computation of Net Book Value, specifying in reasonable detail any such objections or changes, and the parties shall attempt in good faith to resolve any such dispute. If the parties cannot resolve such dispute within a period of twenty (20) days commencing from Seller's receipt of the Purchaser's notification, the parties shall submit the matter to McGladrey Pullen, LLP (the "Accountant") whose decision with respect to the disputed matter shall be binding on the parties. The prevailing party shall be entitled to receive from the other party its costs and expenses, including reasonable attorneys fees in connection with its objection or defense to the calculation of Net Book Value. The fees and expenses of the Accountant shall be paid by the party against whom a decision is rendered. The prevailing party shall be the party whose proposed Net Book Value is closest to the Net Book Value finally determined by the Accountant.

     If the Net Book Value as of the Closing Date, as finally determined as provided in this Section 3.1, is less than $100,000, the Seller shall pay to Purchaser the amount of the deficit in cash; and if the Net Book Value is greater than $100,000, Purchaser shall pay to Seller the amount of the excess in additional shares of common stock based on a pre-reverse split value of $0.3472 per share, not to exceed 210,000 additional shares (or 35,000 shares post reverse stock split).

     3.2 UNREGISTERED SHARES All shares of common stock of the Purchaser issued to the Seller will not have been registered under the Securities Act of 1933, as amended (the "Act"), on the basis that (i) this transaction is exempt under the Act and such shares shall have the status of securities acquired under Section 4(2) of the Act, as not involving any public offering, and (ii) in the view of the Securities and Exchange Commission (the "SEC"), the statutory basis for the exemption would not be present, if, notwithstanding the forgoing, the Seller has a present intention to dispose of such shares or any portion thereof.

     3.3  PIGGYBACK REGISTRATION RIGHTS   All of the shares of common stock of
     the Purchaser issued to the Seller shall have "piggy back" registration rights to be included in the next registration statement filed by the Purchaser with the Securities and Exchange Commission. Purchaser has a current intention to file an S-4 Registration Statement during the first calendar quarter of 1999, but no assurance can be given that any Registration Statement will be filed, or if filed, whether it will become effective. If registered under the Act, Seller's shares of Purchaser's stock shall also be registered under such state securities laws as Seller may reasonably request.

     3.4   SELLER'S RELIANCE ON PURCHASER'S FINANCIAL AND OTHER INFORMATION
     PUBLICLY ON FILE.    In determining the value of the securities to be
     issued in exchange for the Assets purchased, Seller acknowledges that it is relying solely on the financial and other information regarding the Purchaser's financial condition, operating results and business and other matters that is on file with the Securities and Exchange Commission (Forms 10-KSB, 10-QSB, 8-K and Preliminary Proxy Statements). Such financial information has been prepared in accordance with GAAP, is audited where appropriate, and to the best of the Purchaser's belief is current as regards SEC filing requirements. Seller further acknowledges that Purchaser has not made and is not making any representations or warranties with respect to itself other than as expressly set forth in this Agreement and for the information contained in its materials filed with the Securities and Exchange Commission.

     4.0   REPRESENTATIONS AND WARRANTIES OF SELLER.

     As a material inducement to Purchaser to enter into this Agreement and with the understanding that Purchaser will be relying thereon in consummating the transactions contemplated by this Agreement, Seller represents and warrants to Purchaser as follows:


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     4.1   CORPORATE AUTHORIZATION.  Seller has full corporate power and authority to enter into this Agreement and to sell the Assets and the Product Line in accordance with the terms of this Agreement. The execution, delivery and performance of this Agreement by Seller, and all other agreements or instruments to be executed by Seller pursuant to this Agreement, have been duly and effectively authorized by its board of directors and its sole shareholder, and no other corporate proceedings on its part are necessary to authorize this Agreement or the transactions contemplated by this Agreement. This Agreement constitutes, and such other agreements or instruments will constitute, the legal, valid and binding obligations of Seller and Cardiac Science, Inc. ("CSI"), enforceable in accordance with their respective terms, except as enforcement may be limited by bankruptcy, insolvency, or other similar laws affecting the enforcement of creditors' rights in general, moratorium laws or by general principles of equity.

     4.2   NO LIENS OR ENCUMBRANCES.   Seller has, and on the Closing Date will
     transfer and convey to Purchaser, good, marketable and insurable title to the Assets, and, except as set forth in this Agreement and the Schedules hereto, the Assets shall be free and clear of all mortgages, liens, claims, charges, encumbrances, leases, security interests, pledges, and title retention agreements of any kind or nature (collectively, "Encumbrances")

     4.3 SCHEDULES. Each of the following schedules, which have been furnished to Purchaser by Seller and which are incorporated into this Agreement by reference, is complete and the information contained in the schedules is correct in all material respects as of the date of this
     Agreement:

           SCHEDULE 4.3(i) This Schedule contains a description of each lease of real property of Seller with respect to the Product Line.

           SCHEDULE 4.3(ii) This Schedule lists the following executory agreements, whether oral or written, to which Seller is a party, that relate to the Product Line:

           (1) Each contract with any dealer, distributor, broker, agent or sales representative;
           (2) Each contract, agreement, or commitment for delivery by Seller of its products or services for more than $___________ or over a period of more than thirty (30) days from the date of this Agreement.

           SCHEDULE 4.3(iii): This Schedule lists all Intangible Property Rights owned by Seller and used or useful in the manufacture and distribution of the Product Line.

           SCHEDULE 4.3(iv): This Schedule lists all permits, licenses and other approvals (including Food and Drug Administration approvals) and authorizations including, without limitation, those required under the Environmental Laws, issued to the Seller related to the Product Line, and sets forth the title, issuing agency and expiration date thereof.

           SCHEDULE 4.3(v): This Schedule lists all contracts, agreements, leases, documents, permits, and licenses relating to the Product Line required to be listed on any of the Schedules described in this
           Section 4.3 (including governmental and regulatory bodies and agencies) requiring the consent or approval of a third party to Seller's sale or assignment and Purchaser's assumption of such contracts, agreements, leases, documents, permits and licenses on the Closing Date.

           SCHEDULE 4.3(vi): This Schedule lists all personal property owned by any third party (whether a customer, supplier or other person) relating to the operation of the business of the Product Line for which the Seller is responsible.

     SCHEDULE 4.3(vii): This Schedule lists all inventory relating to the Product Line which will include cost, location and item.

     SCHEDULE 4.3(viii):This Schedule lists all trade accounts receivable relating to the Product Line which will include customer name, invoice number, and amount due.

     SCHEDULE 4.3(ix): This Schedule will list all accounts payable and accrued expenses relating to the Product Line which will include vendor name, invoice number and amount due.

     SCHEDULE 4.3(x): This Schedule will list all equipment relating to the Product Line which will include a brief description, cost and location.

4.4   SELLER AS AN INVESTOR IN THE PURCHASER'S SECURITIES   Seller
acknowledges that in accepting Purchaser's common stock as payment for the Assets, Seller becomes an investor in the common stock of the Purchaser, and in that capacity Seller represents and warrants to and with Purchaser as follows:

     4.4.1   HIGH DEGREE OF RISK   Seller acknowledges that investment in
     Purchaser's stock is speculative and involves a high degree of risk and the possible loss of its entire investment.

     4.4.2   REVIEW OF AVAILABLE FINANCIAL INFORMATION   Seller is familiar with
     the operations of the Purchaser, has evaluated the merits and risks of this transaction, has made its independent judgment as to the value of the securities to be issued in exchange for the Assets purchased by reviewing the financial and other information regarding the Purchaser that is publicly available and on file with the Securities and Exchange Commission (Forms 10-KSB, 10-QSB, 8-K and Preliminary Proxy Statements). Seller has had the opportunity to request additional information and to ask questions and receive answers concerning the business operations of Purchaser, and is satisfied with the results of it investigation of the Purchaser.

     4.4.3   ACQUIRED SHARES FOR INVESTMENT   Seller is acquiring the
     Purchaser's shares in good faith for the purpose of investment in the Purchaser and not for the purpose of distributing or publicly selling the shares to others, reselling, assigning, pledging or hypothecating the shares, or dividing its participation in ownership of the shares with others, except that Seller may transfer the shares to its parent company, CSI.

     4.4.4.  UNREGISTERED SHARES.   Seller understands and acknowledges that it
     has been advised by the Purchaser that shares of the common stock of Purchaser will not have been registered under the Act, on the basis that
     (i) this transaction is exempt under the Act and the shares shall have the status of securities acquired under Section 4(2) of the Act, as not involving any public offering, and (ii) in the view of the Securities and Exchange Commission (the "SEC"), the statutory basis for the exemption would not be present, if, notwithstanding the forgoing, the Seller has a present intention to dispose of such shares or any portion thereof. Seller acknowledges that the Purchaser is relying on the statutory exemption from the registration requirements under the Minnesota Securities Act, basing its reliance in part on the Seller's representations set forth in this agreement.

     4.4.5. [INTENTIONALLY OMITTED]

     4.4.6.  NO ASSURANCE OF LIQUIDITY   Seller recognizes that the Purchaser
     may not comply in the future with the requirements which would permit it to sell the shares of Purchaser pursuant to Rule 144. As such, Seller agrees that such shares may have to be held for an indeterminate period of time. Seller understands that the certificates representing the shares shall be stamped with a legend in substantially the following form:


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                "The shares of common stock represented by this certificate have not been registered under the Securities Act of 1933 or under applicable state securities laws and may not be sold, transferred, or pledged in the absence of such registration, unless pursuant to an exemption from the registration requirements of the Securities Act of 1933 and applicable state securities laws. The Company reserves the right to require on opinion of counsel satisfactory to it before effecting any transfer of the shares."

          Purchaser's shares cannot be expected to be readily liquidated, if at all. Seller is aware that there is currently a very limited public market for the shares of Purchaser and that there is no assurance that a more liquid market will develop.

          4.4.7  FORWARD LOOKING STATEMENTS NOT INDICATIVE   Seller acknowledges
          that the available financial statements and forecasts cannot be relied upon as an indication of future results. Future operations of Purchaser will be dependent, in part, on the market acceptance of its products, "Health Care Reform" legislation, health insurance reimbursement policies, the status of the economy and its effect on the market for diagnostic health care products, competition, changes in demographic characteristics of the market or shifts in emphasis regarding health care, and on management's ability to control operating expenses. Many of these factors cannot be controlled by Purchaser. No representation had been made that actual results of operations will conform to historical results or forecasted results.

     4.5   LAWSUITS; PROCEEDINGS; ETC.   Seller is not engaged in any legal
     action or other proceedings before any court or administrative agency. Seller is not a party to any action or proceeding, nor has Seller been threatened with any such action or proceeding, nor, to the Knowledge of Seller, does there exist any basis therefor, which will or could have a material adverse effect on the condition, financial or otherwise, of the Assets or the Product Line. No order, writ, injunction or decree has been issued by, or requested of, any court or governmental agency which does or may result in any material adverse change in the Assets or in the selling or servicing of the Product Line.

     4.6 ASSETS. All of the tangible Assets, whether or not reflected on the Balance Sheet, are being acquired by Purchaser on an "as-is, where is" basis. Except as otherwise set forth in this Agreement, SELLER MAKES NO WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO ANY SUCH ASSETS ACQUIRED BY PURCHASER HEREUNDER, INCLUDING, BUT NOT LIMITED TO, WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. The Assets constitute all of the operating assets and properties that have been used by Seller in the manufacturing and distribution of the Product Line and comprise all those properties, assets and rights of Seller necessary to operate the Product Line under the name Diagnostic Monitoring in the ordinary course of business.

     4.7 INVENTORY:   All inventories reflected on Schedule 4.3 (vii) are stated
     at the lower of cost or market value determined using the first-in, first-out ("FIFO") method of accounting. All inventories reflected on such Schedule shall be stated at the lower of cost or market determined using the FIFO method of accounting. All inventories reflected on such Schedule are used in the manufacture and distribution of the Product Line, regularly offered from current price lists. All inventories are being acquired by Purchaser on an "as-is, where is" basis. Except as otherwise set forth in this Agreement, SELLER MAKES NO WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO ANY INVENTORIES, WORK IN PROGRESS OR RAW MATERIALS ACQUIRED BY PURCHASER HEREUNDER, INCLUDING, BUT NOT LIMITED TO, WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

     4.8  COMPLIANCE WITH LAWS; PERMITS.   Seller has complied in all material
     respects with all applicable statutes, regulations, orders, ordinances and other laws of the United States of America, all state, local


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     and foreign governments and other governmental bodies and authorities, and agencies of any of the foregoing to which they are subject in connection with the operation of the Product Line under the name Diagnostic Monitoring. Seller has not received any notice to the effect that, or otherwise been advised that, Seller is not in compliance with any of such statutes, regulations and orders, ordinances, other laws or undertakings as they might relate to any manner whatsoever to the Product Line.

     4.9   INTANGIBLE PROPERTIES.   The Intangible Property Rights listed on
     Schedule 4.3 (iii) to this Agreement are all those used by or useful to the Product Line and are valid and in full force and effect. All patents, copyrights and trademarks have been duly registered or filed in the United States Patent and Trademark Office, and such registrations have been properly maintained and renewed in accordance with all applicable laws, rules and regulations.

     Seller has good and marketable title to and owns or exclusively holds all rights to use, free and clear of all liens, claims, restrictions, and infringements, the Intangible Property Rights. The Intangible Property Rights are valid, subsisting, enforceable and in full force and effect. There is no infringement or other adverse claim pending against any of the Intangible Property Rights. In connection with the operation of the Business, Seller is not obligated or under any liability whatsoever to make any payments by way of royalties, fees or otherwise with respect to third-party patents, trademarks, copyrights or other intellectual property in connection with the conduct of the Business.

     4.10   CHANGES IN CUSTOMERS OR SUPPLIERS.   Seller has not received any
     notice that any major customer or supplier of the Product Line intends to terminate, limit or reduce its business relations with Seller either currently or following the consummation of the transactions contemplated by this Agreement. No customer or supplier which was material to the Product Line in the past twelve month period has terminated, materially reduced or, to the knowledge of Seller, threatened to terminate or materially reduce its purchases from or provision of products or services to the Product Line.

     4.11  BROKERS OR FINDERS.   No person, firm or corporation has or will
     have, as a result of any act or omission of the Seller, any right, interest or valid claim against Purchaser for any commission, fee or other compensation as a finder or broker in connection with the transactions contemplated by this Agreement.

     4.12 ACCOUNTS AND NOTES RECEIVABLE. The accounts receivable of Seller that are part of the Assets being transferred hereby (i) have and shall have arisen only from bona fide transactions in the ordinary course of business, and (ii) represent and will represent valid and binding obligations of the account debtors, not subject to defense or offset to which such receivables relate.

     4.13 ENVIRONMENTAL MATTERS. Schedule 4.13 to this Agreement contains a complete list of all permits, consents, licenses and authorizations related to the Product Line obtained by Seller under the Environmental Laws. The Seller is in compliance with all terms and conditions of the permits, consents, licenses, approvals, and authorizations listed on Schedule 4.13 to this Agreement.

     There is no civil, criminal, or administrative action, suit, demand, claim, hearing, notice or demand letter, notice of violation, investigation, or proceeding pending or, to the Knowledge of Seller, threatened against Seller, the Assets, or the operations and properties currently or previously owned, leased, or used with respect to the Product Line relating in any way to the Environmental Laws.

     With respect to the Product Line, and any currently or previously owned, leased, or used properties or operations, there are no past or present events, conditions, circumstances, activities, practices, incidents, actions, or plans that interfere with or prevent compliance or continued compliance with the Environmental Laws or which may give rise to any liability (whether statutory or common law) or otherwise form the basis of any claim, action, demand, suit, proceeding, hearing, notice of violation, study, or investigation arising under any Environmental Law or otherwise based on or related to the generation, manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling, or the release into the workplace, the community, or the environment of any contaminant.

     No environmental lien has attached to any Asset.

     4.14   NO OTHER AGREEMENTS TO SELL THE ASSETS OR THE PRODUCT LINE.   Seller
     has no legal obligation, absolute or contingent, to any other person or firm to sell the Assets or the Product Line (other than sales of inventory in the ordinary course of business).

     4.15   DISCLOSURE.   Seller has not withheld from Purchaser any material
     facts relating to the Assets, or the operations of the Product Line. No representation or warranty of Seller in this Agreement contains any untrue statement of material fact required to be stated herein to make the statement not misleading.

     4.16 NO BREACHES; ETC. Neither Seller nor CSI is in violation of, and the execution, delivery and performance of this Agreement by Seller or the other agreements contemplated by this Agreement and the consummation of the transactions contemplated by this Agreement does not and will not result in any breach or acceleration of, any of the terms or conditions of their articles of incorporation or by-laws, or of any mortgage, bond, indenture, contract, agreement, license or other instrument or obligation to which Seller or CSI is a party or by which the Assets are bound. The execution, delivery and performance of this Agreement or the other agreements contemplated by this Agreement will not result in the violation of any statute, regulation, judgment, writ, injunction or decree of any court, nor require the consent, approval, permission or other authorization of any court, arbitrator or governmental, administrative or self-regulatory authority or any other third party.

     4.17 REPRESENTATIONS AND WARRANTIES. The representations and warranties of Seller have been made with the Knowledge and expectation that Purchaser is relying on them, and such representations and warranties shall survive the Closing Date in accordance with Section 9.1.


     5.0   REPRESENTATIONS AND WARRANTIES OF PURCHASER

     As a material inducement to Seller to enter into this Agreement and with the understanding that Seller will be relying thereon in consummating the transactions contemplated by this Agreement, Purchaser represents and warrants to Seller as follows:

     5.1 ORGANIZATION AND STANDING.   Purchaser is a corporation duly organized,
     validly existing and in good standing under the laws of the State of Minnesota, and has all requisite corporate power and capital assets to carry on its business as it is now being conducted.

     5.2 CORPORATE AUTHORIZATION. Purchaser has the full corporate power and authority to enter into this Agreement and purchase the Assets and Product Line in accordance with the terms of this Agreement. The execution, delivery and performance of this Agreement by Purchaser pursuant to this Agreement have been duly and effectively authorized by the board of directors of Purchaser and no other corporate proceedings on the part of Purchaser are necessary to authorize this Agreement or the transactions contemplated by this Agreement. This Agreement constitutes, and such other agreements and instruments will constitute, the legal, valid and binding obligations of Purchaser which are, or will be, enforceable against Purchaser in accordance with their respective terms, except as enforcement may be limited by bankruptcy, insolvency, or other similar laws affecting the enforcement of creditors rights in general, moratorium laws or by general principles of equity.

     5.3   FULLY PAID AND VALIDLY ISSUED SHARES.    Purchaser's shares, when
     issued and delivered to Seller, shall be deemed to be, and shall be, fully paid and validly issued shares of stock of Purchaser and Seller shall not be liable to any further call or assessment thereon, and any holder of said shares of stock shall not be liable for any further payment in respect thereto.

     5.4 RELIABLE FINANCIAL INFORMATION. The audited fiscal year financial statements and the unaudited quarterly and pro forma combined financial statements filed by the Purchaser with the SEC in Forms 8-K, 10-KSB, 10-QSB and the Preliminary Proxy Statement, were prepared in accordance with GAAP and fairly present Purchaser's financial position and results of operations for the covered periods.

     5.5 CAPITALIZATION. The current capitalization of Purchaser, and the pro forma capitalization of Purchaser giving effect to the contemplated reverse stock-split, is set forth in Schedule 5.5 hereto. Such capitalization shall include the authorized and issued and outstanding shares of common and preferred stock of Purchaser, the terms of the preferred stock and the options, warrants, and convertible securities (and the like) of Purchaser, including the terms thereof.

     5.6   NO BREACHES; ETC.   Purchaser is not in violation of, and the
     execution, delivery, and performance of this Agreement or the other agreements contemplated by this Agreement and the consummation of the transactions contemplated by this Agreement do not and will not result in any breach or acceleration of, any of the terms or conditions of its articles of incorporation or by-laws, or of any mortgage, bond, indenture, contract, agreement, license or other instrument or obligation to which Purchaser is a party. The execution, delivery and performance of this Agreement or the other agreements contemplated by this Agreement will not result in the material violation of any statute, regulation, judgment, writ, injunction or decree of any court, threatened or entered in a proceeding or action in which Purchaser is, was or may be bound.

     5.7 NO BROKERS OR FINDERS. No person, firm or corporation has or will have, as a result of any act or omission of Purchaser, any right, interest or valid claim against Seller for any commission, fee or other compensation as a finder or broker in connection with the transactions contemplated by this Agreement.

     5.8   DISCLOSURE.   No representation or warranty of Purchaser in this
     Agreement contains any untrue statement of material fact required to be stated herein to make the statement not misleading. The Forms 10-KSB, 10-QSB and 8-K, and the Preliminary Proxy Statement of Purchaser do not contain any untrue statement of material fact, or omit to state any material fact required to be stated therein.

     5.9 REPRESENTATIONS AND WARRANTIES. The representations and warranties of Purchaser have been made with the Knowledge and expectation that Seller is relying on them, and such representations and warranties shall survive the Closing Date in accordance with Section 9.1.


     6.0 POST-CLOSING AGREEMENT. Seller hereby covenants and agrees with Purchaser as follows:

     6.1   NON-COMPETITION.   In consideration of the benefits to Seller
     hereunder and in order to induce Purchaser to enter into this Agreement, Seller hereby covenants and agrees that for a period of two (2) years after the Closing Date, Seller shall not, and Seller shall cause each corporation or other entity, controlling, controlled by or under common control with, Seller to not, directly or indirectly, anywhere in the world where the Product Line is currently produced, marketed, sold or used, as a proprietor, partner, stockholder, director, officer, employee, joint venturer, investor, lender, guarantor or in any other capacity own, engage in, conduct, manage, operate or control, or participate in, be associated with or be connected in any manner whatsoever in the ownership, management, operation or control of, any business which, directly or indirectly, is competitive with the Product Line, except that this non-competition obligation shall not apply as follows:

          (i) Ownership by Seller or any of its affiliates, in the aggregate, of less than five (5%) percent of the outstanding shares of capital stock of any corporation with one (1) or more classes of its capital stock listed on a national securities exchange or publicly traded in the over-the-counter market shall not constitute a violation of this Section 6.1; and

          (ii) The provisions of this Section 6.1 shall not preclude Seller or any of its affiliates from acquiring control of an entity which has a portion of its business which competes with the Business (the "Competing Business"), provided the Competing Business does not represent more than five (5%) percent of the total business conducted by such entity.

     (a) Seller hereby covenants and agrees that for a period of two (2) years after the Closing Date, Seller shall not, and Seller shall cause each person, corporation or other entity related to, controlling or controlled by, directly or indirectly, Seller to not, without the prior written consent of Purchaser, (A) solicit or employ any employee of Purchaser (i.e.: Victor Bravo) at any time on or after the date hereof to become an officer, director, employee, agent, consultant or otherwise affiliated with Seller, or any entity in which Seller owns an equity or debt interest or has the power to direct management or
          (B) solicit at any time on or after the date hereof any employee of Purchaser (i.e.: Victor Bravo) to terminate his or her relationship with the Purchaser.

     (b) Seller will not at any time from and after the Closing Date divulge, furnish to or make accessible to anyone any knowledge or information with respect to confidential or secret processes, inventions, discoveries, improvements, formulae, plans, material, devices or ideas or know-how, whether patentable or not, with respect to any confidential or secret aspects of the Product Line (including, without limitation, customer lists, supplier lists and pricing arrangements with customers or suppliers) (collectively, "Confidential Information"). Any portion of such information and only such portion, which (i) at or prior to the time of disclosure was generally available to the public through no breach of this covenant, (ii) was available to the public on a non-confidential basis prior to its disclosure, or (iii) is required to be disclosed by law or by order of a court of competent jurisdiction, shall not be deemed Confidential Information for purposes of this Agreement, and the undertakings in this covenant with respect to Confidential Information shall not apply thereto.

     (c) Seller hereby covenants and agrees that, for a period of two (2) years after the Closing Date, Seller shall not, and Seller shall cause each person, corporation or other entity related to, controlling or controlled by, directly or indirectly, Seller to not solicit or attempt to solicit any of the current customers, clients or accounts with respect to the Product Line and such other customers, clients or accounts to whom Seller, directly or indirectly, sold goods or services in the Product Line during the 24 month period immediately preceding the Closing Date, with the intent or purpose to perform for such customer, client or account the same or similar services sold by Seller or to sell to such customer, client or account the same or similar goods or services which was performed by Seller for or sold to such customer, client or account.

     (d) In the event a court of competent jurisdiction deems any provision in this Section 6.1 to be unreasonable, unenforceable or invalid, then such provision(s) shall be interpreted as broadly as may be considered reasonable by such court and this Section 6.1 shall be deemed amended to the maximum scope of business, duration or geographic scope as such court determines to be reasonable and , as so amended, shall be enforced.

     The parties acknowledge and agree that the breach of the provisions of this
     Section 6.1 could not be adequately compensated with monetary damages and would irreparably injure Purchaser, and, accordingly, that injunctive relief and specific performance shall be appropriate remedies to enforce the provisions of this Section, and the parties waive (a) any claim or defense that there is an adequate remedy at law for such breach, and (b) the necessity of posting a bond or similar security; PROVIDED, HOWEVER, that nothing contained herein shall limit the remedies, legal, or equitable, otherwise available to Purchaser, and all remedies of the parties herein are in addition to any remedies available to the parties at law or otherwise.

     6.2 ACCESS TO BOOKS AND RECORDS.

     (a) Seller shall afford to Purchaser and Purchaser's auditing staff, accountants and other authorized representatives, upon reasonable notice, full access to the books and records of the Product Line not acquired by Purchaser hereunder pertaining to the Product Line operations prior to the Closing Date for a period of three (3) years following the Closing Date in connection with tax and accounting matters and other reasonable business purposes. Purchaser shall reimburse Seller for all out-of-pocket costs incurred in complying with this Section 6.2 other than with respect to the storage of records.

     For a period of three (3) years after the Closing Date, Purchaser shall allow Seller, its affiliates and their auditing staffs, accountants and other authorized representatives, at Seller's expense, and during normal business hours upon reasonable notice to Purchaser, to inspect and copy any records of the Product Line with respect to periods prior to the Closing Date for the purposes of (a) preparing and /or defending tax returns for any period prior to the Closing Date, (b) obtaining information relating to claims arising from the conduct of the business of the Product Line prior to the Closing Date, or (c) for such other purposes as Seller may reasonably request. During such three (3)-year period, Purchaser shall make the records available to Seller and shall not destroy or discard such financial records without giving Seller thirty (30) days prior written notice of its intentions and giving Seller the right, at its expense, to remove from Purchaser's premises any such financial records. Seller shall reimburse Purchaser for all out-of-pocket costs incurred in complying with this Section 6.2, other than with respect to the storage of records.

     6.3 COLLECTION OF RECEIVABLES. After the Closing Date, all cash, checks or other proceeds received by Seller or its banks that relate to the accounts receivable of Seller purchased by Purchaser shall be paid to Purchaser within five (5) days after receipt by Seller, which payments shall be accompanied by a statement identifying the payee, the amount of the payment and the related invoice number. Seller agrees to endorse and Purchaser shall have the right to endorse the name of Seller on any such checks or proceeds (whether received directly by Purchaser or received from Seller or its banks) and shall deposit such checks and other proceeds in bank accounts maintained in Purchaser's name. From and after the Closing Date, Seller shall cooperate with, and provide reasonable assistance to, Purchaser in collecting such accounts.

     7.0   [INTENTIONALLY OMITTED]

     7.1  [INTENTIONALLY OMITTED]


     8.0   CLOSING

     8.1 TIME AND PLACE. The Closing shall take place at 9:00 o'clock a.m. on December 31, 1998 by facsimile transmission (and overnight mailing) of the signature pages to this Agreement and all ancillary agreements. As soon as practicable following the Closing, Seller shall cause to be delivered to Purchaser and its counsel an original set of the closing documents.

     8.2   DELIVERIES AT THE CLOSING:

          (a) Seller shall execute and deliver to Purchaser such bills of sale, assignments and other good and sufficient instruments of conveyance and transfer, in form and substance reasonably satisfactory to Purchaser, as are effective to transfer the Assets.

          (b) Purchaser shall execute and deliver to Seller such documents of assumption, in form and substance reasonably satisfactory to Seller, as are effective to assume the Assumed Liabilities.

          (c) Purchaser shall issue to Seller, in accordance with Section 3.0 of this Agreement, shares of fully paid, non assessable Common Stock of Purchaser.

          (d) The parties shall each deliver to the other such other documentation, such as Board of Director and Shareholder resolutions, as the other party shall reasonably request.


     9.0  SURVIVAL OF REPRESENTATIONS AND WARRANTIES; IDENTIFICATION

     9.1 SURVIVAL OF REPRESENTATIONS, WARRANTIES, ETC. All representations and warranties of the parties made in this Agreement or as provided in this Agreement shall survive the Closing Date for a period of two (2) years thereafter notwithstanding any investigation at any time made by or on behalf of the other party ("Survival Period"). All representations and warranties related to any specific claim asserted in writing prior to the expiration of the Survival Period shall survive until such claim shall be resolved and payment in respect thereof, if any is owing, shall be made.

     9.2  INDEMNIFICATION.

     (a) Seller will fully indemnify and hold harmless Purchaser, its officers, directors, employees and affiliates against and in respect of any and all liabilities, losses, damages, deficiencies, costs, or expenses (including, without limitation, the reasonable fees and expenses of investigation and counsel) (collectively, "Losses") resulting from:

     (i) any misrepresentation or breach of any representation, warranty, covenant or agreement by Seller made in this Agreement;

     (ii) any claims, proceedings, actions or investigations made or brought by third parties based on or arising from acts, omissions or states of fact relating to Seller, the Assets or the Product Line and occurring or in existence prior to the Closing Date, except to the extent they constitute an Assumed Liability;

     (iii) the failure of Seller to timely pay any taxes relating to or resulting from the operation of the Product Line for any and all periods through and including the Closing Date (except where an Assumed Liability); or

     (iv)       the noncompliance with any Bulk Sales Law.

     (b) Purchaser will fully indemnify and hold harmless the Seller, its officers, directors, shareholders, employees and affiliates against and in respect of any and all Losses resulting from:

     (i) any misrepresentation or breach of any representation, warranty, covenant or agreement by Purchaser made in this Agreement (including, without limitation, the certificates delivered under this Agreement) or as provided in this Agreement;

     (ii) the failure by Purchaser to pay, perform or discharge when due any Assumed Liability; or

     (iii) any claims, proceedings, actions or investigations made or brought by third parties based on or arising from acts, omissions or states of fact relating to Purchaser, the Assets or the Product Line and occurring after the Closing Date.

     (c) Any indemnification claim of a party must be asserted prior to the expiration of the Survival Period. Following the expiration of the Survival Period, a party may not assert any claims for indemnification under this Section 9.2.

     (d) Each parties' responsibility shall not apply to the first $1,000 of Losses, and is subject to a maximum responsibility of $500,000.

     9.3 PROCEDURE FOR INDEMNIFICATION. Any person entitled to indemnification under this Agreement shall (i) give prompt notice to the indemnifying party of any third party claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; PROVIDED, that any person entitled to indemnification under this Agreement shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such person.

     10.0       MISCELLANEOUS.

     10.1 BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of and be enforceable against the parties and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to, or shall confer on, any person other than any of the parties hereto any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

     10.2 GOVERNING LAW. This Agreement shall in all respects be governed by, and enforced and interpreted in accordance with the laws of the State of Minnesota without giving effect to choice of law principles.

     10.3       NOTICES.   All notices, consents, requests, demands,
                instructions or other communications provided for in this Agreement shall be in writing and shall be deemed validly given, made and served when delivered personally, or sent by certified or registered mail, postage prepaid, overnight courier or by telephone facsimile, pending the designation of another address, addressed as follows:


                   If to Seller:                  Cardiac Science Inc.
                                                  1176 Main Street Bldg. "C"
                                                  Irvine, Ca 92614
                                                  Attn:  Mr. Raymond Cohen
                                                  Fax No. (949) 951-7315

                  With a copy to:                 Breslow & Walker
                                                  767 Third Avenue
                                                  New York, New York 10017
                                                  Attn:  Mr. Howard Breslow

                                                  Fax No. (212) 888-4955


                      If to Purchaser:            Biosensor Corporation
                                                  6 Woodcross Drive
                                                  Columbia, SC 29212
                                                  Attn:  Ronald G. Moyer
                                                  Fax No. (803) 407-1967


                      With a copy to:             Blanco, Tackabery, Combs &
                                                  Matamoros
                                                  P.O. Drawer 25000
                                                  Winston-Salem, NC 27114-5000
                                                  Attn:  Brian L. Herndon
                                                  Fax No. (910) 761-1530


     10.4       ENTIRE AGREEMENT AND COUNTERPARTS.   This Agreement and  the
                attached Exhibits and Schedules evidence the entire agreement among the Seller and Purchaser relating to the purchase and sale of the Assets and the Product Line and supersede in all respects any and all prior oral or written agreements or understandings. This Agreement shall be amended or modified only by written instrument signed by Seller and Purchaser. This Agreement may be executed in counterparts.

     10.5       HEADINGS.   Section and article headings used in this Agreement
                have no legal significance and are used solely for convenience of reference.

     10.6       EXPENSES.   Each party shall pay for its own legal, accounting
                and other similar expenses incurred in connection with the transactions contemplated by this Agreement, whether or not such transactions are consummated.

     10.7       BULK SALES LAWS.   Purchaser and Seller waive compliance with
                the provisions of any bulk sales laws, including Article 6 of the Uniform Commercial Code as it may be in effect in any applicable jurisdiction ("Bulk Sales Laws").

     10.8       TAXES.   Any sales, use or excise taxes payable in connection
                with these transactions shall be shared equally by Seller and Purchaser. Each party agrees to execute all of the documents and to take such other action or corporate proceedings as may be necessary or desirable to structure the transaction which is the subject of this Agreement as an "exempt occasional sale" under applicable tax law, to obtain the relevant tax exemption certificates and to provide copies of such certificates to the other parties hereto.

     10.9       SEVERABILITY.   Each and every provision of this Agreement
                shall be deemed valid, legal and enforceable in all jurisdictions to the fullest extent possible. Any provision of this Agreement that is determined to be invalid, illegal or enforceable in any jurisdiction shall, as to that jurisdiction, be adjusted and reformed rather than voided, if possible, in order to achieve the intent of the parties. Any provision of this Agreement that is determined to be invalid, illegal or unenforceable in any jurisdiction which cannot be adjusted and reformed shall for the purposes of that jurisdiction, be voided. Any adjustment, reformation or voidance of any provision of this Agreement shall only be effective in the jurisdiction requiring such adjustment or voidance, without affecting in any way the remaining provisions of this Agreement in such jurisdiction or adjusting, reforming, voiding or rendering that provision or any other provision of this Agreement invalid, illegal or unenforceable in any other jurisdiction.

     10.10      INTERPRETIVE PROVISION.   Whenever used in this Agreement "to
                the Knowledge of" or similar language shall mean the actual knowledge, after reasonable inquiry, of any person who, on the date hereof is an officer of Seller.

                      IN WITNESS WHEREOF, each of the parties hereto have executed this Agreement as of the date set forth in the first paragraph.


                              INNOVATIVE PHYSICIAN SERVICES, INC.
                              d/b/a Diagnostic Monitoring

                              By:
                                 --------------------------------------------
                              Name:
                                   ------------------------------------------
                              Title:
                                    -----------------------------------------

                              Date:
                                   ------------------------------------------




                              BIOSENSOR CORPORATION

                              By:
                                 --------------------------------------------
                              Name:
                                   ------------------------------------------
                              Title:
                                    -----------------------------------------

                              Date:
                                   ------------------------------------------

             AGREEMENT FOR PURCHASE AND SALE OF ASSETS BETWEEN INNOVATIVE
               PHYSICIAN SERVICES, INC. (DBA DIAGNOSTIC MONITORING) AND
                               BIOSENSOR CORPORATION

                                   SCHEDULE 1.1.6

Records Transferred:

-    Inventory Records:  Copies of original invoices and or receiving documents.
-    Distributor Agreements - Copies
-    Customer list - hard copy and electronic version in Excel format
-    Supplier list - hard copy and electronic version in Excel format
- Accounts Payable - hard copy of all outstanding A/P invoices as well as list in hard copy and electronic version
- Accounts Receivable - hard copy of all outstanding customer invoices as well as list in hard copy and electronic version
- Historical Invoicing records - 2 sets of hard copies of the last (approx.) 5 years of invoices. One set sorted by invoice date and other set by customer name
- Dealer/Customer Files - duplication set of certain file records selected by V Bravo from key dealers files
- Operation Manuals for Products - Win P-V, DM-400, etc will be provided in both hard copy originals as well as electronic form (Zip disks) - ACTION ITEM FOR RAUL
-    Shipping Logs
-    Production Logs, Production Test documents and Test reports
-    510(k)s, FDA Correspondence, SE Letters, etc.
-    DM 400 Holter Tape Recorder Technical File
-    Service reports, call reports, in-process failure reports, complaint files
-    Drawings and Work Instructions
-    Standard Operating Procedures (SOP)s
-    Revision Change documentation
-    ECN/DCNs
-    Approved Vendor files
-    Calibration and ESD Reports
-    International Translation documentation for Labels and Manuals
-    OEM Specification file
-    Win P-V Holter documentation
-    Ambulatory Blood Pressure documentation
- Dealer Database - Database in MS Access format containing 118 records representing 110 active distributors
- Dealer Propsect database - Database in MS Access format containing 898 records of interested dealers
- End-User Prospect database - Database in MS Access format containing 2167 records of end users who have responded to some type of advertisment
-    Brochures - various quantities of literature
- Diagnostic Monitoring Web site - www.diagnosticmonitoring.com will have all changes made and the revised site will be ready for uploading on 1/4/99. Certain decisions require input from Biosensor.
- Email addresses - all relevant email addresses to be forward to vbravo@diagnosticmonitoring.com

          AGREEMENT FOR PURCHASE AND SALE OF ASSETS BETWEEN INNOVATIVE
            PHYSICIAN SERVICES, INC. (DBA DIAGNOSTIC MONITORING) AND
                             BIOSENSOR CORPORATION



                                    SCHEDULE 2.1


Assumed Liabilities - See Schedule 4.3(ix)

         AGREEMENT FOR PURCHASE AND SALE OF ASSETS BETWEEN INNOVATIVE
           PHYSICIAN SERVICES, INC. (DBA DIAGNOSTIC MONITORING) AND
                           BIOSENSOR CORPORATION



                              SCHEDULE 4.3(i)


Leased Real Property - None.

       AGREEMENT FOR PURCHASE AND SALE OF ASSETS BETWEEN INNOVATIVE
         PHYSICIAN SERVICES, INC. (DBA DIAGNOSTIC MONITORING) AND
                          BIOSENSOR CORPORATION



                            SCHEDULE 4.3(ii)


Executory Contracts -

     (1)  Dealer, distributor, broker, agent or sales representative:
          a.   Meditech Distributor Agreement dated April 3, 1998.
          b.   Magna Medical Distributor Agreement dated November 1, 1996
          c.   Meditronik BRNO Distributor Agreement dated March 1, 1997
          d.   Medimar Ltd.STI Distribution Agreement dated May 7, 1997
          e.   Technum S.R.O. Distribution Agreement dated June 9, 1997
          f.   Hanlim Technology Co., Ltd Distribution Agreement dated
               January 3, 1997
          g. Oral Agreement with I.M.M. Tunisia to translate the WINPV software into French for a fee of $2,400.
          h. Biomedical Systems Corporation dated June 19, 1997 ( the parties agree that this agreement is not being assigned to Purchaser nor is Purchaser bound by the terms of this agreement).


       (2)     None

          AGREEMENT FOR PURCHASE AND SALE OF ASSETS BETWEEN INNOVATIVE
            PHYSICIAN SERVICES, INC. (DBA DIAGNOSTIC MONITORING) AND
                           BIOSENSOR CORPORATION



                                 SCHEDULE 4.3(iii)


Intangible Property Rights -

     DIAGNOSTIC MONITORING - REGULATORY PAPERWORK DESCRIPTIVE INFORMATION

     510(k) SUBMISSION:
          Full title:  ORIGINAL PREMARKET 510(K) NOTIFICATION
          Device: DM-400 510(k) Holter ECG Cassette Recorder
          Date:  January 24, 1997
          FDA Number - K970298
     510(k) APPROVAL:
          Full title:  FDA SUBSTANTIAL EQUIVALENCE LETTER
          Device: DM-400 510(k) Holter ECG Cassette Recorder
          Date:  August 20, 1997
          FDA Number - K970298

     CURRENT FDA REGISTRATION INFORMATION:

            Document Title: ANNUAL REGISTRATION OF DEVICE ESTABLISHMENT
               Registration No.:  2030901
               Expiration Date: 2/28/99
               Registered Establishment:  Diagnostic Monitoring ,1176 Main St.,
                                          Suite C
                                          Irvine, CA   92614
               Official Correspondent Listed: Mr. Raymond W. Cohen
               Owner / Operator: Diagnostic Monitoring
               Establisment Type:  Manufacturor,Initial Distributor

          TRADEMARK INFORMATION:
               Trademark NOT registered for DM 400 Holter ECG Recorder Trademark symbol used (exclusively): DM 400 -TM-
          FDA EXPORT CERTIFICATES:
               Application Paperwork Mailed: 2/6/98
               Device: DM-400 510(k) Holter ECG Cassette Recorder
               Certificate No.  1306-02-1998
               Certificate Notary Date:  February 25, 1998
               Certificate Expires:  February 25, 2001

         AGREEMENT FOR PURCHASE AND SALE OF ASSETS BETWEEN INNOVATIVE
           PHYSICIAN SERVICES, INC. (DBA DIAGNOSTIC MONITORING) AND
                           BIOSENSOR CORPORATION



                                  SCHEDULE 4.3(iv)


Permits, Licenses and other Approvals - See Schedule 4.3(iii)

         AGREEMENT FOR PURCHASE AND SALE OF ASSETS BETWEEN INNOVATIVE
           PHYSICIAN SERVICES, INC. (DBA DIAGNOSTIC MONITORING) AND
                              BIOSENSOR CORPORATION



                                 SCHEDULE 4.3(v)


Contracts, Agreements, Leases Requiring Consent -None

         AGREEMENT FOR PURCHASE AND SALE OF ASSETS BETWEEN INNOVATIVE
           PHYSICIAN SERVICES, INC. (DBA DIAGNOSTIC MONITORING) AND
                             BIOSENSOR CORPORATION



                                SCHEDULE 4.3(vi)


Personal Property owned by a third party -None

          AGREEMENT FOR PURCHASE AND SALE OF ASSETS BETWEEN INNOVATIVE
            PHYSICIAN SERVICES, INC. (DBA DIAGNOSTIC MONITORING) AND
                              BIOSENSOR CORPORATION

                             SCHEDULE 4.3(vii) (PAGE 1)
Inventory
Inventory located at IPS site, Irvine, Calif.

       ITEM NUMBER/DESCRIPTION             UNIT COST       ON HAND   UNIT          Total Cost
CASE-CC-BLACK                                 9.85              95    EA              935.75
CASE-CC-BLANK                                 9.85             118    EA            1,162.30
CASE-CC-DM                                    9.85             205    EA            2,019.25
DECK-P4CD350I                                  674               1    EA              674.00
DECK-P5SYS350E                            1,303.00               1    EA            1,303.00
EREC-CARDIOVU                                 1000               1    EA            1,000.00
EREC-ER310                                     240               5    EA            1,200.00
EREC-ERJB                                      169               1    EA              169.00
FC  -10MB                                       99              11    EA            1,089.00
FC  -20MB                                      139               2    EA              278.00
FC  -PCMCIAREAD                                 99               4    EA              396.00
FCPC-MCIA PROTEGE                               99               3    EA              297.00
HKIT-350ENCL                                    73               3    EA              219.00
HKIT-P5SOFT                                   3.71              44    EA              163.24
HKIT-PLUS KEY                             1,696.00               7    EA           11,872.00
HKIT-PREPHOOK                                 2.79              27    EA               75.33
HKIT-REDKEY                               1,272.00               5    EA            6,360.00
HKIT-SMARTKIT                             2,375.00               3    EA            7,125.00
HREC-DL250                                     343               1    EA              343.00
HREC-DL700                                     525              14    EA            7,350.00
HREC-DM21501                                 10.85             162    EA            1,757.70
HREC-DM21701                                  11.5              23    EA              264.50
HREC-DM4005                                    460              20    EA            9,200.00
HREC-DM4007                                    460              39    EA           17,940.00
HREC-DP3C                                    36.75               3    EA              110.25
HREC-RZ21501                                 10.85               3    EA               32.55
HREC-RZ21701                                  11.5               1    EA               11.50
SPRO-220FADAPT                                  35               5    EA              175.00
SPRO-FLOWSENS180                                 1           1,985    EA            1,985.00
SPRO-FLOWSENSQRS                               1.6              58    EA               92.80
SPRO-HOSE-ADPT                                  15               5    EA               75.00
SPRO-MTHPCS                                   7.76               1    EA                7.76
SPRO-PAPER-ST2000                                4              31    EA              124.00
SPRO-PAPERST95                                 1.9              84    EA              159.60
SPRO-SA                                        800               1    EA              800.00
SPRO-ST2000                                    785               5    EA            3,925.00
SPRO-ST70                                      830               3    EA            2,490.00
SPRO-ST70PCABLE                                 40               5    EA              200.00
200-1595-001 Bearing                                            28    EA              229.60


              AGREEMENT FOR PURCHASE AND SALE OF ASSETS BETWEEN INNOVATIVE
                PHYSICIAN SERVICES, INC. (DBA DIAGNOSTIC MONITORING) AND
                                BIOSENSOR CORPORATION

                             SCHEDULE 4.3(vii) (PAGE 2)


800-0364-00 Clock                                2              EA         14.00
200-0450-001 On/Off Switch                      10              EA         45.00
800-0393-00 Pressure Roller                      2              EA         39.00
800-0352-00 Take-up clutch Assembly              8              EA        128.00
800-0355-00 Motor with Pulley                    3              EA        333.00
800-0358-00 Capstan/Flywheel Assembly            8              EA        104.00
100-1470-001 Drive Belt Molded                  19              EA         38.00
800-0350-05 Headbar Assembly                     1              EA        141.00
   Sub-Total                                                           84,453.13

Inventory located at Braemar, Minnesota
Per Schedule 4.3 (vii) page 4                                          16,227.34
                                                                       ---------
   Total Inventory before Reserve                                     100,680.47
   Reserve                                                             (5,000.00)
                                                                      ----------
Total Inventory                                                        95,680.47
                                                                      ----------


         AGREEMENT FOR PURCHASE AND SALE OF ASSETS BETWEEN INNOVATIVE
           PHYSICIAN SERVICES, INC. (DBA DIAGNOSTIC MONITORING) AND
                               BIOSENSOR CORPORATION

                                 SCHEDULE 4.3(viii)

                                ACCOUNTS RECEIVABLE


     CUSTOMER NAME \                         INV          TOTAL BY
     INVOICE NUMBER                         AMOUNT        CUSTOMER
------------------------------------------------------------------
APS Diagnostic
IN      980720                              315.00          315.00

Ashland-Bellefonte Cardiology
IN      980759                              270.00          270.00

Badin, Tom, M.D.
IN      980766                               87.81           87.81

Beijing Hanker Co., LTD.
IN        4009                              365.00
IN      980772                               50.00          415.00

Biomedical Systems, Inc.
IN      980760                               15.00           15.00

Cardiac Medical Services
IN      980773                            4,306.78        4,306.78

Cosin, LTDA
IN        3988                               85.00           85.00

De La Madriz Medical, Inc.
IN      980642                            3,992.00        3,992.00

Diagniscan, S.A.
IN      980727                              649.00
IN      980739                              945.00        1,594.00

Diamed, Inc.
IN        3602                               40.00
IN      980704                              259.00          299.00

Diag. Test & Inst. Supply
IN      980716                               69.00           69.00

DRG International, Inc.
IN      980735                            1,050.00
IN      980743                              868.00        1,918.00

Equimed Medical
IN      980709                            3,549.00        3,549.00




Harris Healthcare, Inc.
IN      980754                              779.75          779.75



        AGREEMENT FOR PURCHASE AND SALE OF ASSETS BETWEEN INNOVATIVE
          PHYSICIAN SERVICES, INC. (DBA DIAGNOSTIC MONITORING) AND
                           BIOSENSOR CORPORATION

                          SCHEDULE 4.3(viii) PAGE 2


I.M.M. Company
IN      980719                           26,200.00       26,200.00

Kapston, LTD
IN      980736                            3,675.00        3,675.00

Lake Erie Med & Surg. Supply
IN      980774                            6,515.47        6,515.47

Magna Medical, Inc.
IN      980705                            2,500.00        2,500.00

Manta Medical Systems, Pty Ltd
IN      980643                              298.00
IN      980671                            1,540.00        1,838.00

Martin Gruber Medizintechnik
IN      980644                              820.00
IN      980676                            3,714.00
IN      980690                            3,450.00
IN      980694                              200.00
IN      980695                              820.00
IN      980721                              557.00
IN      980728                            2,476.00
IN      980747                            3,095.00       15,132.00

Medimar
IN      980529                            2,310.00
IN      980556                            4,645.00
IN      980589                            1,000.00
IN      980723                            7,065.00
IN      980733                              169.00
IN      980749                            4,975.00       20,164.00

MEDINGENIERIA LTDA
IN      980902                            2,539.70        2,539.70

Medtechnica Ltd.
IN      980698                              245.00
IN      980775                              250.00          495.00

Medicotehna, d.o.o.
IN      980558                              185.00          185.00



Meditech
IN      980734                              192.00
IN      980768                            6,940.00        7,132.00



     AGREEMENT FOR PURCHASE AND SALE OF ASSETS BETWEEN INNOVATIVE
       PHYSICIAN SERVICES, INC. (DBA DIAGNOSTIC MONITORING) AND
                      BIOSENSOR CORPORATION

                    SCHEDULE 4.3(viii) PAGE 3


Medical Equipment Service
IN      980641                               84.50           84.50

Mississippi State University
IN      980745                            4,036.00        4,036.00

Omnilabo
IN      980756                            2,780.00
IN      980757                            3,475.00        6,255.00

Qmed Lab Services, Inc.
IN      980751                              652.00          652.00

Sana-Med, Inc.
IN      980722                              479.00
IN      980764                               46.30          525.30

S.K. Wadhwa, M.D.
Richland Medical Center
IN      980761                              270.00          270.00

Soft & Hard - in s.r.l.
IN      980741                            5,000.00        5,000.00

The Stevens Co.       -Ontario
IN      980715                               77.00           77.00

Sylco, s.r.l.
IN      980702                               81.00           81.00

Technum, s.r.o.
IN      980701                              150.00          150.00

United Airlines
IN      980763                              285.00          285.00

Willamette Valley Med. Center
IN      980765                               56.00           56.00

Less:  Reserve                                           (2,500.00)
                                        --------------------------
Totals                                  121,543.31      119,043.31
                                        --------------------------
                                        --------------------------


     AGREEMENT FOR PURCHASE AND SALE OF ASSETS BETWEEN INNOVATIVE
       PHYSICIAN SERVICES, INC. (DBA DIAGNOSTIC MONITORING) AND
                       BIOSENSOR CORPORATION

                          SCHEDULE 4.3(ix)

                 ACCOUNTS PAYABLE AND ACCRUED EXPENSES


Vendor Name/
Doc. Number                                 Amount
--------------------------------------------------
Arrhythmia Research Technology
IN        13667                           3,750.00
                                          3,750.00

AT&T- N79-714 0
IN N79714033-12                              27.97
                                             27.97

BRAEMAR,INC.
IN          866                          10,500.00
IN          873                           8,280.00
IN          865                           4,016.58
IN          884                           3,680.00
IN        98-0185                              674
IN          887                           3,680.00
IN          902                           8,740.00
IN          905                           5,520.00
IN          906                           2,475.00
IN          907                              301.5
IN          940                                564
IN          975                          13,800.00
IN          976                           9,360.00
IN          985                              228.2
IN         1020                           1,303.00
                                         73,122.28

Clinical Devices, Inc.
IN       204322                              69.75
IN       204324                                279
IN     204322-1                                279
IN       206178                               28.5
IN       206438                              139.5
                                            795.75

Copy Center
IN        26463                             134.56
IN        27018                             436.71
IN        27091                              84.75
                                            656.02

DHL Airways, Inc.
IN       944793                             106.20




IN      1022025                             284.20


            AGREEMENT FOR PURCHASE AND SALE OF ASSETS BETWEEN INNOVATIVE
              PHYSICIAN SERVICES, INC. (DBA DIAGNOSTIC MONITORING) AND
                              BIOSENSOR CORPORATION

                              SCHEDULE 4.3(ix) PAGE 2


IN      1224202                             158.10

                                            548.50

Direct Access Technology
IN         8549                           1,016.49
IN         8641                             141.00
IN         8742                              20.00
                                          1,177.49

Envoy Data Corp
IN       309914                           1,532.75
                                          1,532.75

Forest Medical
IN       AA2072                             210.00
                                            210.00

Future Solutions, Inc.
IN        14529                             180.00
IN        14743                              47.50
IN        14744                              94.88
IN        14742                             110.38
IN        14819                             127.25
IN        14820                              90.00
                                            650.01

GH Medical, Inc
IN       101312                             150.00
IN       101323                           2,800.00
IN       101324                           1,445.00
IN       101343                              45.00
                                          4,440.00

ICC Instruments
IN        86839                              45.00
IN        86848                              52.50
IN        86853                             562.50
                                            660.00

Imex Medical Systems. Inc.
IN      9818454                             386.25
                                            386.25

MedMarket, Inc.
IN         1664                             150.00
                                            150.00




Merit Industries


          AGREEMENT FOR PURCHASE AND SALE OF ASSETS BETWEEN INNOVATIVE
            PHYSICIAN SERVICES, INC. (DBA DIAGNOSTIC MONITORING) AND
                            BIOSENSOR CORPORATION

                           SCHEDULE 4.3(ix) PAGE 3


IN        23276                           1,200.87
IN        23286                             774.17
IN        23332                             231.70
IN        23386                             351.49
IN        23450                             776.18
IN        23493                           1,121.91
IN        23502                           1,083.49
IN        23781                             537.50
IN      98-1092                           1,699.03
                                          7,776.34

Pulse Biomedical Inc.
IN       978469                           1,400.00
IN       978470                             750.00
IN       978476                           1,400.00
IN       120798                             178.00
IN    Invoice not received
       by Dec 31, 1998                    2,800.00
                                          6,528.00

Sierra Packaging
IN       980182                              85.00
IN         8948                             122.40
IN         9049                              27.50
                                            234.90

Union Transport Corporation
IN     76073037                             191.31
IN     76074531                             160.00
IN     76075709                             187.25
IN     76075711                             444.16
IN     76076738                             220.00
IN     76076989                             183.63
                                          1,386.35

United Parcel Service
IN   83098W-518                              20.00
IN   83098W-528                             122.15
                                            142.15

UPS Custom House Brokerage Inc.
IN     97535458                              20.00
                                             20.00

Vacumetrics, Inc.
IN        93648                              30.82
                                             30.82




Estimated accrued expenses                5,000.00

  Total Accounts Payable and            ----------
   Accrued Expenses                     109,225.58
                                        ----------


      AGREEMENT FOR PURCHASE AND SALE OF ASSETS BETWEEN INNOVATIVE
        PHYSICIAN SERVICES, INC. (DBA DIAGNOSTIC MONITORING) AND
                         BIOSENSOR CORPORATION



                            SCHEDULE 4.3(x)


Equipment:

                DESCRIPTION                                  LOCATION      VALUE
                -----------                                  --------      -----
Compaq Pressario Model 1215 s/n v812bxn21817                    DM         1,000
Pentium 166                                                     DM           300
14" video Monitor Tatung model s/n 37468849                     DM            50
Pentium 133 Demo PC                                             DM           300
HP 5l Laserjet printer s/n uscboo4732                           DM           200
486dx-4 computer and Goldstar 15' monitor                       DM           200
Fukuda Electrocardiograph s/n 29140380                          DM         1,000
DM400 Test fixtures                                        Braemar         1,300
Fukuda Electrocardiograph                                  Braemar         2,200
DM400 Test Fixture                                              DM         1,300
Garner Industries Tape Eraser                                   DM         2,000
                                                                          ------
        Total                                                             $9,850
                                                                          ------
                                                                          ------


          AGREEMENT FOR PURCHASE AND SALE OF ASSETS BETWEEN INNOVATIVE
            PHYSICIAN SERVICES, INC. (DBA DIAGNOSTIC MONITORING) AND
                            BIOSENSOR CORPORATION



                                SCHEDULE 4.13


Environmental Matters -None

           AGREEMENT FOR PURCHASE AND SALE OF ASSETS BETWEEN INNOVATIVE
             PHYSICIAN SERVICES, INC. (DBA DIAGNOSTIC MONITORING) AND
                                BIOSENSOR CORPORATION


                                    SCHEDULE 5.5

Capitalization

     Biosensor's Articles of Incorporation currently provide that the Company is authorized to issue up to 5,000,000 shares of capital stock, of which 4,850,000 has been designated Class A common stock and 150,000 of which has been designated as Series A Preferred Stock. The total number of shares of capital stock outstanding as of December 31, 1998 consisted of 3,008,055 shares of $.05 par value common stock and 149,025.15 shares of no par value Series A Preferred Stock. While each share of common stock is entitled to one vote, each share of Series A Preferred Stock is entitled to 96 votes. Holders of the preferred shares hold approximately 83% of the voting power of all shares (including both common and preferred) entitled to vote. There is no cumulative voting. Of the 4,850,000 authorized shares of common stock, 3,008,055 shares are issued and outstanding, 82,500 are reserved for issuance upon exercise of outstanding options, and 1,759,445 shares are available for issue. If 1,440,000 shares of common stock are issued to Innovative Physician Services as contemplated by this Agreement, 4,448,055 shares of common stock will then be issued and outstanding, and 319,445 shares of common stock will be available for issue. Holders of the preferred shares would then hold approximately 76% of the voting power of all shares entitled to vote.

     On July 23, 1998, Biosensor Corporation ('Biosensor" or the "Company") acquired all of the outstanding shares of Carolina Medical, Inc. pursuant to a Plan of Reorganization and Agreement which requires the Company to submit to its shareholders proposals: i) to change the Company's name to BIOTEL Inc., ii) to effect a one-for-six reverse stock split (the "Reverse Stock Split"), and iii) to increase the authorized number of shares of common stock to 10,000,000 and the authorized number of preferred stock shares to 2,000,000. A Preliminary Proxy Statement filed with the Securities and Exchange Commission on December 4, 1998 includes the above proposals.

     If the proposed Reverse Stock Split is approved, there will be 808,333.333 shares of common stock authorized of which 501,342 will be issued and outstanding. The authorized number of Series A Preferred Stock will be unaffected by the Reverse Stock Split. The number of shares of common stock issuable upon conversion of the Series A Preferred Stock will, however, be reduced from 14,400,000 to 2,400,000. In addition, if the Reverse Stock Split is approved, the Company will have 306,991 shares of common stock that are authorized but unissued, of which 13,750 will be reserved for issuance upon exercise of outstanding options and 293,241 shares will be available to issue. If 1,440,000 shares of pre-reverse split common stock are issued to Innovative Physician Services as contemplated by this Agreement, these shares will be replaced by 240,000 post reverse split shares, bringing the total number of common shares issued and outstanding to 741,341 and leaving 53,241 shares of common stock available for issue.

     If the proposal to increase the authorized number of shares of common stock to 10,000,000 and the authorized number of preferred stock shares to 2,000,000 is approved, the 149,025.15 Series A Preferred Shares will automatically be converted to 2,384,402 shares of common stock, increasing the total number of common stock shares issued and outstanding to 2,885,744. The number of available common stock shares would then be 7,114,256 and the number of available preferred stock shares would be 2,000,000. If 240,000 post reverse split shares of common stock are issued to Innovative Physician Services as contemplated by this Agreement, the total number of common shares issued and outstanding will be 3,125,744, 13,750 shares will be reserved for options, and 6,860,506 shares of common stock will remain authorized and available for issue.

Principal Shareholders

     Of the thirty-two (32) Series A Preferred Stock holders, the following eight (8) own more than four (4) per cent of the current voting power of the Company.

NAME OF SHAREHOLDER                          APPROXIMATE PERCENTAGE OF OWNERSHIP*
Ronald G. Moyer                                             27.1%
C. Roger Jones                                              10.6%
Ronald D. Ordway                                            10.3%
Nishimoto Sangyo Co., LTD.                                   8.4%
Bernard B. Klawans                                           6.8%
Charles A. Barefoot                                          4.9%
Counterpoint Capital Management, LLC                         4.2%
Woodhaven Investors, Inc.                                    4.2%
TOTAL FOR 8                                                 76.5%


* calculated as if all issued and outstanding shares of Series A Preferred Stock were converted into Common Stock at the ratio of 96 shares of Common Stock for each share of Series A Preferred Stock.

     In addition to the above holders of Series A Preferred Stock, Steven Springrose owns 5.2% of the voting power of the Company as a result of his beneficial ownership of 896,000 shares of the Company's Common Stock.

     Other than in connection with: i) this Agreement, and ii) the possible merger of Advance Medical Products, Inc. into Advanced Biosensor, Inc., a wholly owned subsidiary of the Company, the Company has no current plans, agreements or arrangements for the issuance of additional shares of common stock or Preferred Stock, other than the issuance of shares pursuant to its stock option and other employee benefit plans. The Company is at all times investigating additional sources of financing and future acquisitions which the Board of Directors believes will be in the best interests of the Company and its shareholders. In addition, the Company is currently seeking and plans to continue to seek additional financing, which could involve the issuance of debt or equity of the Company.

            AGREEMENT FOR PURCHASE AND SALE OF ASSETS BETWEEN INNOVATIVE
              PHYSICIAN SERVICES, INC. (DBA DIAGNOSTIC MONITORING) AND
                             BIOSENSOR CORPORATION

Exhibit  A                          Condensed Balance Sheet


Accounts Receivable                       $119,043

Inventory                                   95,680

Equipment                                    9,850

Accounts Payable                           109,226

Net Book Value                             115,347
